PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-33362


                          [HOLDRS SEMICONDUCTOR logo]



                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                              Share     Trading
                    Name of Company                Ticker    Amounts    Market
     -------------------------------------------   ------    -------    --------
     Advanced Micro Devices, Inc.                  AMD         4          NYSE
     Altera Corporation                            ALTR        6         NASDAQ
     Amkor Technology, Inc.                        AMKR        2         NASDAQ
     Analog Devices, Inc.                          ADI         6          NYSE
     Applied Materials, Inc.                       AMAT       26         NASDAQ
     Atmel Corporation                             ATML        8         NASDAQ
     Broadcom Corporation                          BRCM        3         NASDAQ
     Intel Corporation                             INTC       30         NASDAQ
     KLA-Tencor Corporation                        KLAC        3         NASDAQ
     Linear Technology Corporation                 LLTC        5         NASDAQ
     LSI Logic Corporation                         LSI         5          NYSE
     Maxim Integrated Products, Inc.               MXIM        5         NASDAQ
     Micron Technology, Inc.                        MU         9          NYSE
     National Semiconductor Corporation            NSM         6          NYSE
     Novellus Systems, Inc.                        NVLS        2         NASDAQ
     SanDisk Corporation                           SNDK        2         NASDAQ
     Teradyne, Inc.                                TER         3          NYSE
     Texas Instruments, Inc.                       TXN        22          NYSE
     Vitesse Semiconductor Corporation             VTSS        3         NASDAQ
     Xilinx, Inc.                                  XLNX        5         NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.